Exhibit 99.5

CONSENT OF JEFFERIES LLC

The Board of Directors

CECO Environmental Corp.

4625 Red Bank Road

Cincinnati, Ohio 45227

Members of the Board:

We hereby consent to the inclusion of our opinion letter dated April 21, 2013 to the Board of Directors of CECO Environmental Corp. (the “Company”) included as Appendix F, and to the references thereto under the captions “SUMMARY—General—Opinion of Financial Advisor to CECO” and “THE MERGERS—Opinion of Financial Advisor to CECO” in the joint proxy statement/prospectus relating to the proposed merger transaction involving the Company and Met-Pro Corporation, which joint proxy statement/prospectus forms a part of this Registration Statement on Form S-4 of the Company. In giving such consent, we do not admit and we hereby disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                             /s/ JEFFERIES LLC

New York, New York

May 23, 2013